                                                                  EXHIBIT 10.105


                [LETTERHEAD OF MICROELECTRONIC PACKAGING, INC.]


October 8, 1997


Vincent Woo
Assistant General Manager
ORIX Leasing Singapore Limited
331 North Bridge Road
#19-01/06 Odeon Towers
Singapore 188720

RE:  HIRE PURCHASE AGREEMENTS: H/1875/95-9264, H/1874/95-9263, H/1876/95-9265,
     H/2212/95-9668, H/0459/96-1061, H0957/96-1329, H0959/96-1331, H/0958/96-
     1330, H0069/96-0179 AND H/1751/96-2298
--------------------------------------------------------------------------------

Dear Mr. Woo:


Thank you for your letter of September 15, 1997 regarding the settlement arrangement for the liabilities of MPM (S) Pte Ltd. We would like to take this opportunity to incorporate your recommended changes into a final repayment plan.

1) The above-referenced-leases were entered into between Orix Leasing Singapore Limited ("Orix") and MPM (S), Pte., Ltd. ("MPM") and were guaranteed by Microelectronic Packaging Singapore ("MPS") and Microelectronic Packaging, Inc. ("MPI").

2) Due to MPM being in default under the terms of these leases, Orix has taken possession of the leased equipment and has sold some of this equipment.

3) Orix has called upon MPI's guarantee of the MPM leases. MPS, also a guarantor, was placed into receivership on July 10, 1997 by DBS Bank.

4) The balance remaining on these leases, according to Orix's analysis is S$2,406,065.40, which is equal to US$1,666,250 using the exchange rate of S$1.44/US$1 on July 15, 1997. The amount above has been further reduced by the subsequent recovery of S$84,095.14 (effective September 30, 1997) from the sale of additional equipment. At the prevailing exchange rate of S$1.50/US$1.00, the recovery is equal to US$56,063. This balance may be further reduced as a result of proceeds from:

  .   The sale of additional leased equipment which was repossessed by Orix, and


  .   Cash which may be available from the liquidation of MPS assets.

Vincent Woo
Orix Leasing Singapore Limited
October 8, 1997
Page 2


5) MPI will repay the balance on this loan of US$1,666,250 over a five-year period, with interest-only payments in the first year, in accordance with the attached schedule. Interest shall be paid at the rate of 7.25% per annum (based on a 360 day year). The recovery of US$56,063 noted in (4) above will be used to reduce the principal balance as of September 30, 1997. The remaining principal payments have been reduced accordingly.

6) Any additional proceeds received by Orix Leasing as described in (4) above shall be used to reduce the principal balance outstanding. The remaining principal payments shall be reduced to repay the remaining principal balance ratably over the remaining number of principal payments originally scheduled. Orix Leasing shall promptly notify (within 5 days of receipt) MPI of any such proceeds received by Orix. All recoveries shall reduce the principal balance due using the prevailing exchange rate as of the date of the recovery.

7) Acceptance of this settlement agreement is subject to Orix reserving its rights and remedies under the various hire purchase agreements and the respective guarantees of MPS and Microelectronic Packaging, Inc., except as otherwise modified by this settlement agreement.

Please indicate your acceptance of the above terms by signing in the space provided below.


Most sincerely,


/s/ DENIS J. TRAFECANTY
-----------------------
Denis J. Trafecanty
Senior Vice President and Chief Financial Officer


                              AGREED AND ACCEPTED:

                              Orix Leasing Singapore Limited

                              by:        /s/ C.T. KWEK
                                         --------------
                                             C.T. Kwek

                              Title:     Managing Director
                                         -----------------

                              Date:      15 OCT 1997
                                         -----------

                        Microelectronic Packaging, Inc.
                        Deficiency Balance Owed to Orix
                             Amortization Schedule


================================================================================
    Principal = $1,666,250
Interest Rate =      7.25% (based on a 360 day year)

--------------------------------------------------------------------------------
                  Beginning     Days     Interest     Principal      Ending
     Date          Balance      O/S      Payment       Payment       Balance
--------------------------------------------------------------------------------
   30-Jun-97     $1,666,250                                        $1,666,250
   30-Sep-97      1,666,250      92       30,872        56,063      1,610,187
   31-Dec-97      1,610,187      92       29,833             0      1,610,187
   31-Mar-98      1,610,187      90       29,185             0      1,610,187
   30-Jun-98      1,610,187      91       29,509             0      1,610,187
   30-Sep-98      1,610,187      92       29,833       100,637      1,509,550
   31-Dec-98      1,509,550      92       27,969       100,637      1,408,913
   31-Mar-99      1,408,913      90       25,537       100,637      1,308,276
   30-Jun-99      1,308,276      91       23,976       100,637      1,207,639
   30-Sep-99      1,207,639      92       22,375       100,637      1,107,002
   31-Dec-99      1,107,002      92       20,510       100,637      1,006,365
   31-Mar-00      1,006,365      91       18,443       100,637        905,728
   30-Jun-00        905,728      91       16,599       100,637        805,091
   30-Sep-00        805,091      92       14,917       100,637        704,454
   31-Dec-00        704,454      92       13,052       100,637        603,817
   31-Mar-01        603,817      90       10,944       100,637        503,180
   30-Jun-01        503,180      91        9,221       100,637        402,543
   30-Sep-01        402,543      92        7,458       100,637        301,906
   31-Dec-01        301,906      92        5,594       100,637        201,269
   31-Mar-02        201,269      90        3,648       100,637        100,632
   30-Jun-02        100,632      91        1,844       100,632              0
                -----------------------------------------------
                 TOTALS                 $371,319    $1,666,250
                ===============================================

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